                                                         Registration No. 33-
      As filed with the Securities and Exchange Commission on May 31, 1995

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _________________________

                       FEDERATED DEPARTMENT STORES, INC.

      DELAWARE                          5311                     13-3324058
(State of Incorporation)    (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)      Identification No.)

                              151 WEST 34TH STREET
                           NEW YORK, NEW YORK  10001
                                 (212) 695-4400

                                      AND

                             7 WEST SEVENTH STREET
                            CINCINNATI, OHIO  45202
                           TELEPHONE  (513) 579-7000
                         (Principal Executive Offices)

                           DENNIS J. BRODERICK, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       FEDERATED DEPARTMENT STORES, INC.
                             7 WEST SEVENTH STREET
                            CINCINNATI, OHIO  45202
                                 (513) 579-7000
                              (Agent for Service)
                           _________________________

                                    Copy to:

                            ROBERT A. PROFUSEK, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                                   32ND FLOOR
                           NEW YORK, NEW YORK  10022
                           TELEPHONE:  (212) 326-3939
                           _________________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                           _________________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                            PROPOSED        PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF EACH CLASS OF          AMOUNT TO BE        MAXIMUM OFFERING       AGGREGATE        REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED          PRICE PER UNIT      OFFERING PRICE          FEE
- --------------------------------------------------------------------------------------------------------------
 Debt Securities (1) . . . .     $750,000,000 (2)(3)          (2)           $750,000,000 (4)     $258,623.00
==============================================================================================================

(1) There is being registered hereunder such indeterminant number of shares of Common Stock as may be issuable upon conversion or exchange of Debt Securities, to the extent that any of the Debt Securities are by their terms convertible into or exchangeable for Common Stock.
(2) There is being registered hereunder such principal amount of Debt Securities as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $750,000,000.
(3) Or, if any of the Debt Securities are issued (i) with a principal amount denominated in a foreign currency or currency unit, such principal amount as will result in an aggregate initial offering price equivalent to $750,000,000, or (ii) at an original issue discount, such greater principal amount as will result in an aggregate initial offering price of $750,000,000.
(4) Estimated solely for purposes of determining the registration fee and excluding any accrued interest.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

***************************************************************************
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there by any sale of these securities in any State in which  *
*  such offer, solicitation, or sale would be unlawful prior to           *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
***************************************************************************



                   SUBJECT TO COMPLETION, DATED MAY 31, 1995
________________________________________________________________________________

                                   PROSPECTUS
________________________________________________________________________________


                       FEDERATED DEPARTMENT STORES, INC.
                                DEBT SECURITIES


    The Company may offer from time to time debt securities ("Debt Securities") consisting of notes, debentures, or other evidences of indebtedness in one or more series. The Debt Securities will be offered to the public in amounts, at prices, and on terms determined by market conditions at the time of sale and set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The aggregate offering price of the Debt Securities will not exceed $750,000,000, or if applicable, the equivalent thereof in other currencies.

    The specific designation, aggregate principal amount, purchase price, maturity, rate (or method of calculation thereof) and time of payment of interest, if any, any conversion or exchange provisions, any redemption provisions, any subordination provisions, and any other specific terms of the Debt Securities offered hereby not set forth herein under the caption "Description of Debt Securities" in this Prospectus, and any listing thereof on a securities exchange, are set forth in the accompanying Prospectus Supplement.

    Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the Prospectus Supplement delivered herewith.

    SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN DEBT SECURITIES.

                              ____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ____________________

    The Debt Securities will be sold either through underwriters, dealers, or agents or directly by the Company. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers, or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters, and the compensation, if any, of such underwriters, dealers, or agents.
                              ____________________

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.
                              ____________________

                  THE DATE OF THIS PROSPECTUS IS MAY __, 1995.

                             AVAILABLE INFORMATION

    Federated Department Stores, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


                              ____________________


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 (Commission File No. 1-3536) (the "1994 10-K") and all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities are incorporated herein by reference.

    Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this Prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: Investor Relations (telephone: (513) 579-7780).

                                  RISK FACTORS

    The Debt Securities are subject to a number of material risks, including
those enumerated below.   Investors should carefully consider the risk factors
enumerated below together with all of the information set forth or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement in determining whether to purchase any of the Debt Securities.

LEVERAGE; RESTRICTIVE COVENANTS

    The Company's consolidated indebtedness is greater than its shareholders' equity. As of January 28, 1995, the Company's subsidiaries had $2,158.7 million of indebtedness (excluding guarantees of Company indebtedness) and the Company had $2,077.0 million of secured indebtedness. The debt instruments to which the Company is a party contain restrictive covenants, including covenants limiting capital expenditures, incurrence of debt, and sales of assets. In addition, under certain of its debt instruments, the Company's consolidated results of operations and financial position are required to be in compliance with certain financial ratios, some of which become more restrictive over time, and a substantial portion of the Company's indebtedness is secured by the capital stock or assets of various subsidiaries of the Company or has been incurred by subsidiaries. Among other consequences, the leverage of the Company and such restrictive covenants and other terms of the Company's debt instruments could impair the Company's ability to obtain financing in the future or to take advantage of significant business opportunities that may arise. In addition, the Company's leverage may increase the vulnerability of the Company to adverse general economic and retailing industry conditions and to increased competitive pressures.

SECURITY INTERESTS

    The capital stock of the Company's principal subsidiaries and substantially all of the receivables and certain real estate of the Company and its subsidiaries are subject to various liens and security interests. If a holder of a security interest becomes entitled to exercise its rights as a secured party, it would have the right to foreclose upon and sell or otherwise transfer the collateral subject to its security interest, and the collateral would be correspondingly unavailable to the Company or the subsidiary owning such collateral and to other creditors of the Company or such subsidiary, except to the extent, if any, that the value of the affected collateral exceeds the amount of the indebtedness in respect of which such foreclosure rights are exercised.

HOLDING COMPANY STRUCTURE

    The Company is a holding company, substantially all of the operations of which are conducted through subsidiaries. Consequently, the Company relies principally on dividends or advances from its subsidiaries for the funds necessary for, among other things, the payment of principal of and interest on the Debt Securities. The ability of such subsidiaries to pay dividends is subject to applicable state law and certain other restrictions. Any right of the holders of the Debt Securities to participate in the assets of any of the subsidiaries upon such subsidiary's liquidation or recapitalization will be effectively subordinated to the claims of such subsidiary's creditors and preferred stockholders (if any), except to the extent that the Company is itself recognized as a creditor of such subsidiary. In addition to their own indebtedness, certain of the Company's subsidiaries have guaranteed the indebtedness of the Company under its bank credit facility.

CERTAIN EFFECTS OF ACQUISITIONS

    The Company acquired R.H. Macy & Co., Inc. ("Macy's") on December 19, 1994 and effected other acquisitions (and dispositions) during fiscal year 1994. Under the purchase method of accounting, the assets, liabilities, and results of operations associated with such acquisitions have been included in the Company's financial position and results of operations since the respective dates thereof. Accordingly, the financial position and results of operations of the Company (including the ratio of earnings to fixed charges data set forth elsewhere herein) as of the end of and for fiscal year 1994 (and subsequent periods) are not directly comparable to the financial position and results of operations of the Company as of the end of and for prior fiscal years and also will not be directly comparable to that for future periods.

BUSINESS FACTORS AND COMPETITIVE CONDITIONS

    The retailing industry is and will continue to be intensely competitive. The Company's stores will face increasing competition not only with other department stores in the geographic areas in which they operate, but also with numerous other types of retail formats, including specialty stores, general merchandise stores, off-price and discount stores, new and established forms of home shopping (including mail order catalogs, television, and computer services), and manufacturer outlets.

SEASONAL NATURE OF THE DEPARTMENT STORE BUSINESS

    The department store business is seasonal in nature, with a high proportion of sales and operating income generated in November and December. Working capital requirements fluctuate during the year, increasing somewhat in mid-Summer in anticipation of the Fall merchandising season and increasing substantially prior to the Christmas season as significantly higher inventory levels are necessary.

CERTAIN CLAIMS AGAINST THE MACY'S DEBTORS

    Certain claims or portions thereof (collectively, the "Disputed Claims") against Macy's and certain of its subsidiaries (collectively, the "Macy's Debtors") which, to the extent allowed by the bankruptcy court having continuing jurisdiction over the Macy's Debtors will be paid in cash (two-thirds) and Common Stock (one-third) pursuant to the plan of reorganization of the Macy's Debtors, were disputed by the Company as of the date of this Prospectus. The aggregate amount of Disputed Claims ultimately allowed may be more or less than the Company's estimate of the aggregate allowed amount thereof. As of March 30, 1995, the aggregate face amount of Disputed Claims was $846.9 million, while the estimated allowed amount thereof was $355.7 million. Although there can be no assurance with respect thereto, the Company believes that the actual allowed amount of Disputed Claims will not be materially greater than the estimated amount thereof.

CERTAIN TAXATION MATTERS

    The Company is subject to audits by taxing authorities with respect to periods both before the Macy's acquisition (involving the respective premerger consolidated tax groups of the parties to the Macy's transaction) and thereafter (involving the Company's consolidated tax group). As of the date of this Prospectus, the Company was a party to certain disputes with the Internal Revenue Service (the "IRS") pursuant to which the IRS was seeking to disallow certain deductions claimed by, and certain loss carryforwards utilized by, Federated and its predecessors. Although there can be no assurance with respect thereto, the Company does not expect that the ultimate resolution of such disputes will have a material adverse effect on the Company's financial position or results of operations.

ABSENCE OF PUBLIC MARKET FOR THE DEBT SECURITIES

    All Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Debt Securities.


                                  THE COMPANY

    The Company is one of the leading operators of full-line department stores in the United States, with 355 department stores in 32 states as of January 28, 1995. As of January 28, 1995, the Company also operated 136 specialty and clearance stores and a mail order catalog business. The Company's department stores sell a wide range of merchandise, including men's, women's and children's apparel and accessories, cosmetics, home furnishings, and other consumer goods, and are diversified by size of store, merchandising character and character of community served. The Company's department stores are located at urban or suburban sites, principally in densely populated areas across the United States. In connection with the Macy's acquisition, among other things, the Company has (i) realigned operating management; (ii) discontinued the operations of Macy's 12-store I. Magnin specialty chain; (iii) commenced the consolidation of the Company's Abraham & Straus/Jordan Marsh division with the Macy's East division; (iv) commenced the consolidation of the Company's Lazarus and +Rich's divisions; (v) commenced the consolidation of certain buying, support, and certain centralized functions; and (vi) announced that it intends to close all 14 of its Macy's close-out stores by the end of fiscal 1995.

    The Company believes that the department store business will continue to consolidate. Accordingly, the Company intends from time to time to consider actions to increase efficiency and provide greater value to customers and to consider the possible acquisition of department store assets and companies.

    The Company's principal executive offices are located at 151 West 34th Street, New York, New York 10001 and 7 West Seventh Street, Cincinnati, Ohio 45202. The Company's telephone numbers at such offices are (212) 695-4400 and
(513) 579-7000, respectively.


                                USE OF PROCEEDS

    Unless otherwise stated in the accompanying Prospectus Supplement, the principal reason for this offering is to make funds available for general corporate purposes, which may include the prepayment of indebtedness outstanding from time to time, acquisitions, new store construction, store expansions, and further investments in technology.


                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis, and should be read in conjunction with the Company's Consolidated Financial Statements (including the Notes thereto) set forth in the 1994 Form 10-K. As a result of the Company's emergence from reorganization proceedings and its adoption of fresh-start reporting as of February 1, 1992, the Company's financial information for periods ending after February 1, 1992 is generally not comparable to financial information for periods ending on or before February 1, 1992 and is separated by a black line. As a result of the Company's acquisition of Macy's and other transactions, the Company's financial position and results of operations as of and for the year ended January 29, 1995 are not directly comparable to its financial position and results of operations in prior or subsequent periods. See "Risk Factors -- Certain Effects of Acquisitions."

                 Fiscal Year     Fiscal Year     Fiscal Year   Fiscal Year   Fiscal Year
                    Ended           Ended          Ended         Ended          Ended
                 January 28,      January 29,    January 30,   February 1,    February 2,
                    1995             1994           1993          1992          1991
                 -----------      -----------    -----------   -----------    -----------
 Consolidated
 ratio of
 earnings to
 fixed
 charges            1.99x           2.33x           1.72x           ---          ---
 (unaudited) (a)
 Consolidated
 deficiency
 of earnings
 to fixed
 charges                                                       $1,850.1(b)    $548.8(c)
 (unaudited)(a)      ---             ---             ---

  _____________________________

    (a) For purposes of computing the ratio (or deficiency) of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges represent interest incurred, amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

    (b) Excludes interest on unsecured prepetition indebtedness of $301.6 million and dividends on preferred stock of $47.4 million.

    (c) Excludes interest on unsecured prepetition indebtedness of $291.0 million and dividends on preferred stock of $47.4 million.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The Debt Securities will be issued under an Indenture, dated as of December 15, 1994 (the "Indenture"), which is incorporated by reference as an exhibit to the Registration Statement, between the Company and The First National Bank of Boston, as Trustee (the "Trustee"). The statements under this caption are brief summaries of certain provisions of the Indenture, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Except as otherwise defined herein, capitalized terms used herein have the meanings given to them in the Indenture.

    The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder. The Debt Securities may be issued from time to time in one or more series. Reference is made to the accompanying Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered hereby: (i) the title of such Debt Securities;
(ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the persons to whom any interest on such Debt Securities will be payable, if other than the registered holders thereof on the Regular Record Date therefor;
(iv) the date or dates (or manner of determining the same) on which the principal of such Debt Securities will be payable; (v) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue;
(vi) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (vii) the place or places where the principal of and any premium and interest on such Debt Securities will be payable; (viii) the period or periods, if any, within which, and the price or prices at which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the denominations in which any Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof; (xi) the currency or currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on such Debt Securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto; (xii) any index or formula used to determine the amount of payments of principal of and any premium or interest on such Debt Securities; (xiii) whether the Debt Securities are to be issued in whole or in part in the form of one or more global securities ("Global Securities"), and, if so, the identity of the depositary, if any, for such Global Security or Securities; (xiv) the terms and conditions, if any, pursuant to which such Debt Securities are convertible into or exchangeable for Common Stock or other securities; (xv) the applicability of the provisions described in "-- Defeasance"; (xvi) any subordination provisions applicable to such Debt Securities; and (xvii) any other terms of the Debt Securities.

    Debt Securities may be issued at a discount from their stated principal amount. Certain federal income tax considerations and other special considerations applicable to any Debt Security issued with original issue discount (an "Original Issue Discount Security") may be described in an applicable Prospectus Supplement.

    If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms, and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in an applicable Prospectus Supplement.

    Unless otherwise indicated in an applicable Prospectus Supplement, (i) the Debt Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and (ii) payment of principal, premium (if any), and interest on the Debt Securities will be payable, and the exchange, conversion, and transfer of Debt Securities will be registerable, at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (a "Depositary") or its nominee identified in an applicable

Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in any other circumstances described in an applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in an applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

    Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form, and will not be considered the owners or Holders thereof for any purpose under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Principal of and any premium and interest on a Global Security will be payable in the manner described in an applicable Prospectus Supplement. Payment of principal of, and any premium or interest on, Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent, or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

CERTAIN COVENANTS

    Maintenance of Office or Agency. The Company will be required to maintain an office or agency in each place of payment for each series of Debt Securities for notice and demand purposes and for the purposes of presenting or surrendering Debt Securities for payment, registration of transfer, or exchange.

    Paying Agents, Etc. If the Company acts as its own paying agent with respect to any series of Debt Securities , on or before each due date of the principal of, or interest on any of the Debt Securities of that series, it will be required to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such amount due and to notify the Trustee promptly of its action or failure so to act. If the Company has one or more paying agents for any series of Debt Securities, prior to each due date of the principal of or interest on any Debt Securities of that series, it will deposit with a paying agent a sum sufficient to pay such amount, and the Company will promptly notify the Trustee of its action or failure so to act (unless such paying agent is the Trustee). All moneys paid by the Company to a paying agent for the payment of principal of and interest on any Debt Securities that remain unclaimed for two years after such principal or interest has become due and payable may be repaid to the Company, and thereafter the holder of such Debt Securities may look only to the Company for payment thereof.

    Payment of Taxes and Other Claims. The Company will be required to pay and discharge, before the same become delinquent, (i) all taxes, assessments, and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or their properties and (ii) all claims that if unpaid would result in a lien on their property and have a material adverse effect on the business, assets, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"), unless the same is being contested by proper proceedings.

    Maintenance of Properties. The Company will be required to cause all properties used in the business of the Company or any Subsidiary of the Company to be maintained and kept in good condition, repair, and working order, except to the extent that the failure to do so would not have a Material Adverse Effect.

    Existence. The Company will be required to, and also will be required to cause its Subsidiaries to, preserve and keep in full force their existence, charter rights, statutory rights, and franchises, except to the extent that failure to do so would not have a Material Adverse Effect.

    Compliance with Laws. The Company will be required to and to cause its Subsidiaries to comply with all applicable laws to the extent the failure to do so would have a Material Adverse Effect.

    Restrictive Covenants. Any restrictive covenants applicable to any series of Debt Securities will be described in an applicable Prospectus Supplement.

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture with respect to Debt Securities of any series: (i) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when it becomes due and payable; (ii) default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 calendar days; (iii) default in the making of any sinking fund payment as and when due by the terms of any Debt Security of that series;
(iv) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), and continuance of such default for a period of 60 calendar days after written notice thereof has been given to the Company as provided in the Indenture; (v) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of the Company the principal amount of which is not less than $100 million, which default results in such indebtedness becoming due prior to its stated maturity or occurs at the final maturity thereof; (vi) certain events of bankruptcy, insolvency, or reorganization involving the Company; and (vii) any other Event of Default provided with respect to Debt
Securities of that series.   Pursuant to the Trust Indenture Act, the Trustee
is required, within 90 calendar days after the occurrence of a default in respect of any series of Debt Securities, to give to the Holders of the Debt Securities of such series notice of all such uncured defaults known to it (except that, in the case of a default in the performance of any covenant of the character contemplated in clause (iv) of the preceding sentence, no such notice to Holders of the Debt Securities of such Series will be given until at least 30 calendar days after the occurrence thereof), except that, other than in the case of a default of the character contemplated in clause (i), (ii), or
(iii) of the preceding sentence, the Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series.

    If an Event of Default with respect to Debt Securities occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See "-- Modification and Waiver" below. If an Event of Default under clause (vi) above occurs, then the principal of, premium on, if any, and accrued interest on the Debt Securities of that series will become immediately due and payable without any declaration or other act on the part of the Trustee of any holder of the Debt Securities of that series.

    The Indenture provides that, subject to the duty of the Trustee thereunder during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series.

    No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, and unless the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series have also made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee has received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request and has failed to institute such proceeding within 60 calendar days. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

    The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance.

    Any additional Events of Default with respect to any series of Debt Securities, and any variations from the foregoing Events of Default applicable to any series of Debt Securities, will be described in an applicable Prospectus Supplement.

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby, except that no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby, (i) change the Stated Maturity of, or any installment of principal of, or interest on, any Debt Security; (ii) reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any Debt Security; (iii) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (iv) change the place or currency of payment of principal of, or premium, if any, or interest on any Debt Security;
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity or Prepayment Date thereof; or (vi) reduce the percentage in principal amount of Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

    The Holders of at least a majority in aggregate principal amount of the Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the

Company with certain covenants of the Indenture. The Holders of not less than a majority in principal amount of the Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Debt Security of that series affected thereby.

DEFEASANCE

    Unless otherwise specified in a Prospectus Supplement applicable to a particular series of Debt Securities, the Company, at its option, (i) will be deemed to have been discharged from its obligations with respect to the Debt Securities of such series (except for certain obligations, including obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost, or mutilated Debt Securities of such series, and to maintain an office or agency in respect of the Debt Securities and hold moneys for payment in trust) or (ii) will be released from its obligations to comply with the covenants that are under "Certain Covenants" above with respect to the Debt Securities of such series, and the occurrence of an event described in clause (iv) under "Events of Default" above with respect to any defeased covenant and clauses (iii), (v), and (vii) of the "Events of Default" above will no longer be an Event of Default if, in either case, the Company irrevocably deposits with the Trustee, in trust, money or direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable at the issuer's option ("U.S. Government Obligations") or certain depositary receipts therefor that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. Such defeasance may be effected only if, among other things, (a) no Event of Default or event which with the giving of notice or lapse or time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit,
(b) no Event of Default described under clause (vi) under "-- Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (vi) shall have occurred and be continuing at any time on or prior to the 90th calendar day following such date of deposit, (c) in the event of defeasance under clause
(i) above, the Company has delivered an Opinion of Counsel, stating that (1) the Company has received from, or there has been published by, the IRS a ruling, or (2) since the date of the Indenture there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the Debt Securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred, and (d) in the event of defeasance under clause (ii) above, the Company has delivered an Opinion of Counsel to the effect that, among other things, the Holders of the Debt Securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred. In the event the Company fails to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

SATISFACTION AND DISCHARGE

    The Company, at its option, may satisfy and discharge the Indenture (except for certain obligations of the Company and the Trustee, including, among others, the obligations to apply money held in trust) when (i) either (a) all Debt Securities previously authenticated and delivered (other than (1) Debt Securities that were destroyed, lost, or stolen and that have been replaced or paid and (2) Debt Securities for the payment of which money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all such Debt Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company, and (iii) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the Indenture have been satisfied.

LIMITATIONS ON MERGER AND CERTAIN OTHER TRANSACTIONS

    Prior to the satisfaction and discharge of the Indenture, the Company may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person unless (i) either (a) the Company is the continuing or surviving person in such a consolidation or merger or (b) the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other person being referred to as the "Surviving Person") is a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of the Company under the Debt Securities and the Indenture, (ii) immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default will exist, and (iii) an officer's certificate has been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (i) and (ii) have been satisfied and an opinion of counsel has been delivered to the Trustee to the effect that the conditions set forth in the preceding clause (i) have been satisfied. The Surviving Person will succeed to and be substituted for the Company with the same effect as if it has been named in the Indenture as a party thereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under the Indenture and the Debt Securities.

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

    The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in certain other transactions. If the Trustee acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities in any one or more of the following ways: (i) through one or more underwriters, (ii) through one or more dealers or agents (which may include one or more underwriters), or (iii) directly to one or more purchasers.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Debt Securities, underwriters, dealers, and agents may receive compensation from the Company or from purchasers of the Debt Securities in the form of discounts, concessions, or commissions.
Underwriters, dealers, and agents who participate in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer, or agent will be identified and any such compensation received from the Company will be described in an applicable Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by the Company against certain liabilities, including under the Securities Act, or contribution from the Company to payments which the underwriters, dealers, or agents may be required to make in respect thereof. The underwriters, dealers, and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

    The Company currently anticipates that, in connection with any distribution of Debt Securities effected through underwriters or agents, Goldman, Sachs & Co. would serve as the managing underwriter or the principal placement agent, as the case may be. However, the Company reserves the right to select any other firm to serve as managing underwriter or principal placement agent in connection with any such distribution, and reference should be made to the applicable Prospectus Supplement for information regarding the specific plan of distribution for such Debt Securities.

    All Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Debt Securities.


                          VALIDITY OF DEBT SECURITIES

    Unless otherwise indicated in an applicable Prospectus Supplement relating to the Debt Securities, the validity of the Debt Securities offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, New York, New York.


                                    EXPERTS

    The consolidated financial statements of the Company as of January 28, 1995 and January 29, 1994, and for each of the 52-week periods ended January 28, 1995, January 29, 1994, and January 30, 1993, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing. The financial statements incorporated herein by reference to reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of KPMG Peat Marwick LLP, or any other independent public accountants, relating to such financial statements and upon the authority of such independent public accountants as experts in accounting and auditing in giving such reports to the extent that the particular firm has audited such financial statements and consented to the use of their reports thereon.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (which will be described in an applicable Prospectus Supplement), are estimated as follows:

                Securities and Exchange Commission registration fee . . . . . . . . . . . . . . .  $258,623

                Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   150,000
                Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .    25,000
                Printing and engraving expenses . . . . . . . . . . . . . . . . . . . . . . . . .    25,000
                Trustee's fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .    20,000
                Miscellaneous expenses(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100,000
                                                                                                   --------
                          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $578,623
                                                                                                   ========


________________________

     (1) Includes estimate of stock exchange listing fees, blue sky fees and expenses, NASD filing fees, and rating agency fees.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation (the "Certificate") provides, as do the charters of many other publicly held companies, that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Certificate and the Company's By-Laws provide for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the full extent that may be permitted by Delaware law from time to time and, in the case of the By-Laws, for various procedures relating thereto. Certain provisions of the Certificate protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Certificate absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Certificate also does not absolve directors of liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

    The Certificate provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee, or agent for another entity), will be indemnified and held harmless by the Company to the full extent authorized by Delaware law against all expense, liability, or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the right to be paid by the Company for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

    The Company is a party to indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and (iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

ITEM 16.  EXHIBITS

        4.1      --  Indenture, dated December 15, 1994, between the Company and The First National Bank of Boston, as
                     Trustee (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form
                     S-3 (Registration Number 33-88328) filed with the Commission on
                     January 9, 1995)

        5.1      --  Opinion of Jones, Day, Reavis & Pogue

       12.1      --  Statement re Computation of Ratios

       23.1      --  Consent of KPMG Peat Marwick LLP

       23.2      --  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

       24.1      --  Powers of Attorney

       25.1      --  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of The
                     First National Bank of Boston to act as Trustee under the Indenture (incorporated by reference to
                     Federated Department Stores, Inc.'s Application for Qualification of Indenture under the Trust
                     Indenture Act of 1939 on Form T-3, filed with the Commission on November 23, 1994)



ITEM 17.  UNDERTAKINGS

    The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (i) and
    (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
    Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on May 31, 1995.

                                          FEDERATED DEPARTMENT STORES, INC.

                                          By   /s/ Dennis J. Broderick
                                             ------------------------------
                                               Dennis J. Broderick,
                                               Senior Vice President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 31, 1995.

                     SIGNATURE                                                                   TITLE
                     ---------                                                                   -----
                             *                                               Chairman of the Board and Chief Executive Officer
         ------------------------------------------                            (principal executive officer) and Director
                     Allen I. Questrom

                             *                                               Vice Chairman and Chief Financial Officer
         ------------------------------------------                            (principal financial officer) and Director
                      Ronald W. Tysoe

                             *                                               Senior Vice President and Controller
         ------------------------------------------                            (principal accounting officer)
                       John E. Brown

                             *                                               Director
         ------------------------------------------
                     Robert A. Charpie

                             *                                               Director
         ------------------------------------------
                      Lyle Everingham

                             *                                               Director
         ------------------------------------------
                       Meyer Feldberg

                             *                                               Director
         ------------------------------------------
                      George V. Grune

                             *                                               Director
         ------------------------------------------
                   Gertrude G. Michelson

                             *                                               Director
         ------------------------------------------
                      Joseph Neubauer

                             *                                               Director
         ------------------------------------------
                     Laurence A. Tisch

                                                                             Director
         ------------------------------------------
                     Paul W. Van Orden

                             *                                               Director
         ------------------------------------------
                   Karl M. von der Heyden

                             *                                               Director
         ------------------------------------------
                    Marna C. Whittington

                             *                                               Director
         ------------------------------------------
                     James M. Zimmerman

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named persons.

                                             /s/ Dennis J. Broderick
                                        ----------------------------------
                                                 Dennis J. Broderick,
                                                 Attorney-in-Fact

                              INDEX TO EXHIBITS


Exhibit
  No.                         Description
- -------                       -----------
  4.1       Indenture, dated December 15, 1994, between the Company and The First National Bank of Boston, as
            Trustee (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form
            S-3 (Registration Number 33-88328) filed with the Commission on
            January 9, 1995)

  5.1       Opinion of Jones, Day, Reavis & Pogue

 12.1       Statement re Computation of Ratios

 23.1       Consent of KPMG Peat Marwick LLP

 23.2       Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

 24.1       Powers of Attorney

 25.1       Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of The
            First National Bank of Boston to act as Trustee under the Indenture (incorporated by reference to
            Federated Department Stores, Inc.'s Application for Qualification of Indenture under the Trust
            Indenture Act of 1939 on Form T-3, filed with the Commission on November 23, 1994)